EXHIBIT 99.1

Arbutus to Present at the 5th Antiviral Drugs Research and Development Conference

First In Vivo Data from Arbutus HBV Preclinical Combination Studies
Additive Anti-HBV Effects When Combining Capsid Inhibitor AB-423 with Current Standard of Care

VANCOUVER, British Columbia and DOYLESTOWN, Pa., June 01, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced presentation of the first of its in vivo HBV preclinical combination results by Dr. Michael Sofia, Arbutus’ Chief Scientific Officer, at the Global Technology Community’s 5th Antiviral Drugs Research and Development conference held June 1-2, 2016 in San Diego. The results will be presented during the session titled “New Mechanisms in Hepatitis B Virus Inhibition and Approaches to a Cure.”

“We have extended the combination studies of our lead capsid assembly inhibitor AB-423 into the humanized mouse model of HBV infection where interim 28 day data continue to demonstrate additive anti-HBV effects when combined with current standard of care, entecavir (EVT) or interferon (IFN),” said Dr. Sofia. “Data on longer term combination studies in the humanized mouse model to look at magnitude and duration of response will be forthcoming. We are on track to file an IND or equivalent for AB-423 in the second half of this year, and continue to generate new data to inform our proprietary clinical combination studies, which we expect to initiate in 2017. Owning all of our assets allows us to rapidly and efficiently evaluate and select the most promising combinations for clinical development.”

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about presenting the first of Arbutus’ in vivo HBV preclinical combination results; forthcoming data on longer term combination studies in the humanized mouse model to look at magnitude and duration of response; filing an IND or equivalent for AB-423 in the second half of 2016; initiating proprietary clinical combination studies in 2017; and discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; regulatory approval; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com